CONTACTS:
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Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

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Silvia M. Larrieu
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(305) 441-8414

AMERANT ANNOUNCES PLANNED CLEAN-UP MERGER TO SIMPLIFY ITS CAPITAL STRUCTURE, AS WELL AS THE APPROVAL OF A CLASS A COMMON STOCK REPURCHASE PROGRAM

CORAL GABLES, FLORIDA, September 13, 2021. Amerant Bancorp Inc. (NASDAQ: AMTB and AMTBB) (the “Company” or “Amerant”) today announced its intention to effect a clean-up merger, subject to shareholder approval, pursuant to which a subsidiary of the Company will merge with and into the Company (the “Merger”). Under the terms of the Merger, each outstanding share of Class B common stock will be automatically converted to 0.95 of a share of Class A common stock without any action on the part of the holders of Class B common stock; however, to the extent any shareholder, together with its affiliates, would own more than 8.9% of the outstanding shares of Class A common stock following the Merger, such holder’s shares of Class A common stock or Class B common stock, as the case may be, will be converted into shares of a new class of Non-Voting Class A common stock, solely with respect to holdings that would be in excess of the 8.9% limitation. The terms of the Merger to be submitted for approval of the shareholders will include the creation of a new class of Non-Voting Class A common stock. Following the Merger, no shares of Class B common stock will remain outstanding. In addition, all shareholders that would hold fractional shares as a result of the Merger will receive a cash payment in lieu of such fractional shares. To the extent that following the Merger any holder would beneficially own fewer than 100 shares of Class A common stock, such holder will receive cash in lieu of Class A common stock. The Company expects to hold a special shareholders meeting to seek approval of the Merger in early December 2021.

The Company further announced that its Board of Directors (the “Board”) authorized a new share repurchase program (the “Repurchase Program”), pursuant to which the Company may purchase, from time to time, up to an aggregate amount of $50 million of its shares of Class A common stock. Repurchases under the Repurchase Program may be made in the open market, by block purchase, in privately negotiated transactions or otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

“We believe that the current shareholders of the Company and potential investors considering an investment in Amerant will see the significant benefits of having one class of common stock going forward” said Jerry Plush, Vice Chairman, President and CEO. “In addition, after repurchasing over $78 million of Class B common stock since the beginning of 2020, the Board’s stock repurchase authorization of our Class A common stock underscores the confidence we continue to have in our future performance. Having this program in place will further enhance our ability to efficiently manage capital levels while increasing total return to shareholders.”

Repurchases of the Company’s shares of Class A common stock (and the timing thereof) will depend upon market conditions, regulatory requirements, other corporate liquidity requirements and priorities and other factors as may be considered in the Company’s sole discretion. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Exchange Act, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions. The Repurchase Program does not obligate the Company to repurchase any particular amount of Class A common stock and may be suspended or discontinued at any time without notice.

In addition, the Board terminated the Company’s existing Class B common stock repurchase program, which was initially announced by the Company in March of 2021.

About the Company

Amerant Bancorp Inc. (NASDAQ: AMTB) (NASDAQ: AMTBB) is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its subsidiaries, Amerant Bank, N.A. (the “Bank”), Amerant Investments, Inc., Elant Bank and Trust Ltd., and Amerant Mortgage, LLC. The Company provides individuals and businesses in the U.S., as well as select international clients, with deposit, credit, and wealth management services. The Bank, which has operated for over 40 years, is the second largest community bank headquartered in Florida. The Bank operates 25 banking centers – 18 in South Florida and 7 in the Houston, Texas area. For more information, visit AmerantBank.com, Investor.AmerantBank.com, and Facebook, Twitter, Instagram and LinkedIn at @AmerantBank.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements regarding the proposed Merger, the Repurchase Program and the Company’s ability to obtain shareholder approval for the Merger, as well as statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future.

Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020, in our quarterly report on Form 10-Q for the quarter ended June 30, 2021 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.